Exhibit (e)(6)(ix)

AMENDMENT NO. 7

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC – CLASS IB SHARES

AMENDMENT NO. 7 to the Amended and Restated Distribution Agreement (“Amendment No. 7”), dated as of May 1, 2007, between EQ Advisors Trust, a Delaware business trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 15, 2002, between the Trust and the Distributor (the “Agreement”), relating to the Class IB shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	Amendment No. 7 includes provisions for a new portfolio of the Trust (the EQ/Franklin Templeton Founding Strategy Portfolio) and updates the names of certain existing Portfolios.

2.	MarketPLUS Portfolios. Effective as of May 25, 2007, the EQ/Capital Guardian International Portfolio, EQ/FI Mid Cap Value Portfolio, EQ/MFS Investors Trust Portfolio and EQ/MFS Emerging Growth Companies Portfolio will convert to the MarketPLUS International Core Portfolio, MarketPLUS Mid Cap Value Portfolio, MarketPLUS Large Cap Core Portfolio and MarketPLUS Large Cap Growth Portfolio, respectively.

3.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ James A. Shepherdson
Name:	Steven M. Joenk	Name:	James A. Shepherdson
Title:	President and Chief Executive Officer	Title:	Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 7

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IB SHARES

EQ/AllianceBernstein Common Stock Portfolio	EQ/International ETF Portfolio
EQ/Alliance Growth and Income Portfolio	EQ/Janus Large Cap Growth Portfolio
EQ/Alliance Intermediate Government Securities	EQ/JPMorgan Core Bond Portfolio
EQ/AllianceBernstein International Portfolio	EQ/JPMorgan Value Opportunities Portfolio
EQ/AllianceBernstein Large Cap Growth Portfolio	EQ/Legg Mason Value Equity Portfolio
EQ/AllianceBernstein Quality Bond Portfolio	EQ/Lord Abbett Growth and Income Portfolio
EQ/AllianceBernsteinSmall Cap Growth Portfolio	EQ/Lord Abbett Large Cap Core Portfolio
EQ/Ariel Appreciation II	EQ/Lord Abbett Mid Cap Value Portfolio
EQ/AXA Rosenberg Value Long/Short Portfolio	EQ/Marsico Focus Portfolio
EQ/AllianceBernstein Value Portfolio	EQ/Mercury Basic Value Equity Portfolio*
EQ/BlackRock Basic Value Equity Portfolio*	EQ/Mercury International Value Portfolio*
(formerly, EQ/Mercury Basic Value Equity)
EQ/BlackRock International Value Portfolio*	EQ/MFS Emerging Growth Companies Portfolio*
(formerly, EQ/Mercury International Value)
EQ/Calvert Socially Responsible Portfolio	EQ/MFS Investors Trust Portfolio*
EQ/Capital Guardian Growth Portfolio	EQ/Money Market Portfolio
EQ/Capital Guardian International Portfolio*	EQ/Mutual Shares Portfolio
EQ/Capital Guardian Research Portfolio	EQ/Oppenheimer Global Portfolio
EQ/Capital Guardian U.S. Equity Portfolio	EQ/Oppenheimer Main Street Opportunity Portfolio
EQ/Davis New York Venture Portfolio	EQ/Oppenheimer Main Street Small Cap Portfolio
EQ/Equity 500 Index Portfolio	EQ/Small Cap Value Portfolio
EQ/Evergreen International Bond Portfolio	EQ/Small Company Index Portfolio
EQ/Evergreen Omega Portfolio	EQ/Templeton Growth Portfolio
EQ/FI Mid Cap Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/FI Mid Cap Value Portfolio*	EQ/Van Kampen Emerging Markets Equity Portfolio
EQ/Franklin Income Portfolio	EQ/Van Kampen Mid Cap Growth Portfolio
EQ/Franklin Small Cap Value Portfolio	EQ/Van Kampen Real Estate Portfolio
EQ/Franklin Templeton Founding Strategy Portfolio	EQ/Wells Fargo Montgomery Small Cap Portfolio
MarketPLUS International Core Portfolio*
MarketPLUS Large Cap Growth Portfolio*
MarketPLUS Large Cap Core Portfolio*
MarketPLUS Mid Cap Value Portfolio*

*	Name changes effective on or about May 25, 2007.